                                                                    EXHIBIT 8(d)
                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                   GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

     Income Strategy Portfolio              Growth Strategy Portfolio
     GROWTH AND INCOME STRATEGY PORTFOLIO   AGGRESSIVE GROWTH STRATEGY PORTFOLIO
     ___________________________________________________________________________

I.   Administration
     --------------

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund
     ------------------------------------------------
     assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

     Fund Net Assets                                               Annual Fees
     ---------------                                               -----------
     First One Billion                                             1/100 of 1%
     Next One Billion                                              1/133 of 1%
     Excess                                                        1/200 of 1%

     Minimum Monthly Charges                                       $1500.00
     Monthly Multiple Class Fee Per Additional Class:
                                           2nd Class                $600.00
                                           3rd Class                $500.00
                                           Each additional class    $400.00

II.  Global Custody - Comprised of asset charges and transaction charges.
     --------------

Group I       Group II       Group III       Group IV       Group V       Group VI       Group VII       Group VIII
-------       --------       ---------       --------       -------       --------       ---------       ----------
Canada        Austria        Australia       Finland        Argentina     Bangladesh     Cyprus          Russia
Euroclear     Hong Kong      Belgium         France         Brazil        Botswana       Ghana           Swaziland
              Malaysia       Denmark         Indonesia      Chile         Columbia       Uruguay         Zambia
              Mexico         New Zealand     Ireland        China         Czech
              Singapore      Netherlands     Italy          Greece        Egypt
              Thailand       Norway          Korea          India         Ecuador
              United Kingdom Switzerland     Philippines    Poland        Hungary
              W. Germany                     Sweden         Portugal      India
                                                            Slovakia      Standard
                                                            Sri Lanka     Chartered
                                                            Spain         Israel
                                                            Taiwan        Jamaica
                                                            Turkey        Jordan
                                                            Venezuela     Kenya
                                                                          Mauritius
                                                                          Morocco
                                                                          Namibia
                                                                          Pakistan
                                                                          Peru
                                                                          Tunisia
                                                                          Zimbabwe

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                   GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Income Strategy Portfolio                  Growth Strategy Portfolio
GROWTH AND INCOME STRATEGY PORTFOLIO       AGGRESSIVE GROWTH STRATEGY PORTFOLIO
-------------------------------------------------------------------------------


Asset Charge
------------
(in Basis Points)

                   Group I     Group II     Group III     Group IV     Group V     Group VI     Group VII     Group VIII
                   -------     --------     ----------    --------     -------     --------     ---------     ----------
First $50 Million    5            10            15          18           22          40             50            60
Next $50 Million     4.5           9            13          16           22          40             50            60
Over $100 Million    4             8            11          14           22          40             50            60

Transaction Charges:

                   Group I     Group II     Group III     Group IV     Group V     Group VI     Group VII     Group VIII
                   -------     --------     ----------    --------     -------     --------     ---------     ----------
                     $25         $30           $45          $60          $75         $125         $150           $150

Japan - 6 Basis Point Asset Charge  - $20 Transaction Charge

III.  Portfolio Trades - foe each line item processed
      ----------------

     State Street Bank Repos                                  $ 7.00

     DTC or Fed Book Entry                                    $10.00

     New York Physical Settlements                            $20.00

     Maturity Collections                                     $ 8.00

     PTC Purchase, Sales, Deposit or Withdrawal               $20.00

     All other Trades                                         $16.00

IV.  Options
     -------

     Option charge for each option written or closing
     contract, per issue, per broker                          $25.00

     Option expiration charge, per issue, per broker          $15.00

     Option exercised charge, per issue, per broker           $15.00

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                   GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Income Strategy Portfolio                   Growth Strategy Portfolio
Growth and Income Strategy Portfolio        Aggressive Growth Strategy Portfolio
--------------------------------------------------------------------------------

V.   Lending of Securities
     ---------------------

     Deliver loaned securities versus cash collateral          $20.00

     Deliver loaned securities versus securities collateral    $30.00

     Receive/deliver additional  cash collateral               $ 6.00

     Substitutions of securities collateral                    $30.00

     Deliver cash collateral versus receipt of
     loaned securities                                         $15.00

     Delivered securities collateral versus receipt
     of loaned securities                                      $25.00

     Loan administration -- mark-to-market per
     day, per loan                                             $ 3.00

VI.  Interest Rate Futures
     ---------------------

     Transactions -- no security movement                      $ 8.00

VII. Holdings Charge
     ---------------

     For each issue maintained -- monthly charge               $ 5.00

VIII.Principle Reduction Payments
     ----------------------------

     Per paydown                                               $10.00

IX.  Dividend Charges (For items held at the Request
     -----------------------------------------------
     of Traders over record date in street form)               $50.00

X.   Special Services
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                   GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Income Strategy Portfolio               Growth Strategy Portfolio
Growth and Income Strategy Portfolio    Aggressive Growth Strategy Portfolio
----------------------------------------------------------------------------

XI.  Out-of-Pocket Expenses
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone
     Wire Charges ($4.70 per wire in and $4.55 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer -- $8.00 Each
     Transfer Fees
     Sub-Custodian Charges
     Price Waterhouse Audit Letter
     Federal Reserve See for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
     PTC Deposit Withdrawal for same day turnarounds - $50.00

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS    STATE STREET BANK & TRUST CO.

By: ________________________________         By: ______________________________

Title: ______________________________        Title: ____________________________

Date: ______________________________        Date: ____________________________